EXHIBIT 10.14

REGULATION S SUBSCRIPTION AGREEMENT

This Regulation S Subscription Agreement (this “Agreement”) is made as of November 13, 2006 by and among Trans-India Acquisition Corporation, a Delaware corporation (the “Company”), Marillion Pharmaceuticals India Pvt. Ltd., an Indian company, and Trans-India Investors, Limited, a Belize company (each a “Purchaser,” and collectively, the “Purchasers”).

WHEREAS, the Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-1, as amended (the “Registration Statement”), in connection with the Company’s initial public offering (the “IPO”) of up to 11,500,000 units, each unit (“Unit”) consisting of one share of the Company’s common stock, $0.0001 par value (the “Common Stock”) and one warrant (the “Warrants”), each Warrant to purchase one share of Common Stock.

WHEREAS, Marillion Pharmaceuticals India Pvt. Ltd. is an existing stockholder of the Company.

WHEREAS, Trans-India Investors, Limited, has obtained loans from certain directors and officers of the Company for purposes of purchasing a portion of the Placement Units (as defined below).

WHEREAS, the Company desires to sell in a private placement to the Purchasers (the “Placement”) an aggregate of 75,000 units (the “Placement Units”) substantially identical to the Units to be issued in the IPO pursuant to the terms and conditions hereof and to be set forth in the Registration Statement, except that the Placement Units, Common Stock and Warrants to be issued in the Placement shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and issued in accordance with Regulation S promulgated by the Securities and Exchange Commission under the Act.

WHEREAS, the Purchasers desire to acquire the Placement Units.

WHEREAS, the Placement Units, Common Stock and Warrants to be issued in the Placement shall be placed in escrow pursuant to the terms of the Securities Escrow Agreement to be filed as an exhibit to the Registration Statement.

WHEREAS, the Warrants included in the Placement Units shall be governed by the Warrant Agreement to be filed as an exhibit to the Registration Statement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Purchase of Units. Subject to the terms and conditions hereof, the Company shall issue and sell to the Purchasers and the Purchasers shall severally buy from the Company 75,000 Placement Units at a purchase price of $8.00 per Placement Unit, or $600,000 in the aggregate (the “Purchase Price”), in the amount of Placement Units specified opposite the name of each Purchaser in the column designated “Number of Placement Units” on Exhibit A hereto.

2. Closing. The closing of the purchase and sale of the Placement Units (the “Closing”) will take place immediately prior to and conditional upon the consummation of the IPO. At the Closing, the Company shall deliver to the escrow agent as described in the Registration Statement, on behalf of the Purchasers in accordance with the Securities Escrow Agreement, a certificate or certificates representing the Placement Units, registered in the Purchaser’s name, representing the number of Placement Units to be purchased by the Purchaser at the Closing, against payment of the purchase price therefore in the amount set forth in the column designated “Purchase Price” opposite such Purchaser’s name on Exhibit A hereto by certified check or wire transfer of funds per the Company’s instructions. Simultaneous with the closing of the IPO, the Company shall deposit or direct the deposit of the Purchase Price into the trust account described in the Registration Statement.

3. Separate Agreements. The Company’s agreement with each of the Purchasers hereunder is a separate agreement, the obligations of each of the Purchasers hereunder are several and not joint, and the sale of the Placement Units to each of the Purchasers is a separate transaction.

4. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

(a) No Government Recommendation or Approval. Purchaser understands that no United States federal or state agency or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company or the IPO of the Units.

(b) Not a “U.S. Person”. Purchaser is not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the Securities Act, was not organized under the laws of any United States jurisdiction. At the time the purchase order for this transaction was originated, Purchaser was outside the United States.

(c) Intent. Purchaser is purchasing the Placement Units solely for investment purposes, for the Purchaser’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution or dissemination thereof and Purchaser has no present arrangement to sell the Placement Units to or through any person or entity. Purchaser understands that the Placement Units must be held indefinitely unless such Placement Units are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available.

(d) Restrictions on Transfer. Purchaser understands that the Placement Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Placement Units have not been registered under the Securities Act, and, if in the future Purchaser decides to offer, resell, pledge or otherwise transfer the Placement Units, such Placement Units may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the Securities Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), or (E) pursuant to any other exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. Purchaser acknowledges, agrees and covenants that it will not engage in hedging transactions with regard to the Placement Units prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the Securities Act, unless in compliance with the Securities Act. Purchaser agrees that if any transfer of its Placement Units or any interest therein is proposed to be made, as a condition precedent to any such transfer, Purchaser may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another exemption from registration, Purchaser agrees that it will not resell the securities constituting the Placement Units to U.S. Persons or within the United States.

(e) Sophisticated Investor.

(i) Purchaser is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Placement Units.

(ii) Purchaser is able to bear the economic risk of his investment in the Placement Units for an indefinite period of time because none of the Placement Units have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(f) Independent Investigation. Purchaser, in making the decision to purchase the Placement Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Purchaser is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Placement Units and has had full access to such other information concerning the Company as Purchaser has requested.

(g) Authority. This Agreement has been validly authorized, executed and delivered by Purchaser and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Purchaser does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Purchaser is a party.

(h) No Legal Advice from Company or its Legal Counsel. Purchaser acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Purchaser’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Purchaser is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents or legal counsel for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(i) Reliance on Representations and Warranties. Purchaser understands that the Placement Units are being offered and sold to Purchaser in reliance on specific provisions of United States federal securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Purchaser set forth in this Agreement in order to determine the applicability of such provisions.

(j) No Advertisements. Purchaser is not subscribing for the Placement Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

(k) Legend. Purchaser acknowledges and agrees that the Placement Units, shares of Common Stock and the Warrants comprising the Placement Units, and when issued the shares of Common Stock underlying the Warrants, shall bear a restricted legend (the “Legend”), in the form and substance as set forth in Section 5 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act.

5. Legends; Restrictions on Transfer.

(a) Legend. The Company will issue the Placement Units, shares of Common Stock and the Warrants comprising the Placement Units, and when issued the shares of Common Stock underlying the Warrants, purchased by Purchaser in the name of Purchaser. Such Company securities will bear the following Legend and appropriate “stop transfer” instructions:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) TO A NON U.S. PERSON IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE RESALE LIMITATIONS SET FORTH IN RULE 905 OF REGULATIONS S UNDER THE SECURITIES ACT, (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (E) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(b) Purchaser’s Compliance. Nothing in this Section 5 shall affect in any way the

Purchaser’s obligations and agreement to comply with all applicable securities laws upon resale of the Placement Units, and the Shares and Warrants underlying the Placement Units.

(c) Company’s Refusal to Register Transfer of Units. The Company shall refuse to register any transfer of the Placement Units, shares of Common Stock and the Warrants comprising the Placement Units, and when issued the shares of Common Stock underlying the Warrants, not made in accordance with (i) the provisions of Regulation S, (ii) pursuant to an effective registration statement filed under the Securities Act, or (iii) pursuant to an available exemption from the registration requirements of the Securities Act.

6. Waiver and Indemnification. Each Purchaser and its officers and directors hereby waive any and all rights to assert any present or future claims, including any right of rescission, against the Company, I-Bankers Securities, Inc. (“I-Bankers”), the other underwriters in the IPO or the officers, directors, attorneys, agents or employees of any of them with respect to its purchase of the Placement Units, and each Purchaser agrees to indemnify and hold the Company, I-Bankers, the other underwriters in the IPO and the officers, directors, attorneys, agents or employees of any of them harmless from all losses, damages or expenses that relate to claims or proceedings brought against the Company, I-Bankers or such other underwriters and the officers, directors, attorneys, agents or employees of any of them by any transferees, heirs, assigns or any subsequent holders of the Placement Units.

7. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

8. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to the charged.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

10. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

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IN WITNESS WHEREOF, the parties have duly executed this Regulation S Subscription Agreement as of the date first written above.

TRANS-INDIA ACQUISITION CORPORATION

By:	/S/ BOBBA VENKATADRI
Name: Bobba Venkatadri
Title: Chief Executive Officer

MARILLION PHARMACEUTICALS INDIA PVT. LTD.

By:	/S/ RAMESH ALUR
Name: Ramesh Alur
Title: Authorized Officer

TRANS-INDIA INVESTORS, LIMITED

By:	/S/ JOANNE ZORE
Name: Joanne Zore
Title: Director

EXHIBIT A

Purchaser Name	Number of Placement Units	Purchase Price
Marillion Pharmaceuticals India Pvt. Ltd.	23,749	$189,992
Trans-India Investors, Limited	51,251	$410,008

Total	75,000	$600,000